UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2018

Boston Capital Tax Credit Fund IV L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26200 (Commission File Number)	04-3208648 (IRS Employer Identification No.)
One Boston Place, Suite 2100 Boston, Massachusetts 02108 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (617) 624-8900

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2018, the general partner of Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership (the “Partnership”), adopted a Third Amendment to the Agreement of Limited Partnership (the “Amendment”) of the Partnership. The Amendment is in response to certain changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015, specifying that the general partner shall also serve as partnership representative under the new partnership audit and adjustment procedures for tax years beginning in 2018. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits
Number

	4.1	Third Amendment to Agreement of Limited Partnership of Boston Capital Tax Credit Fund IV L.P. dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By:   Boston Capital Associates IV L.P.,

          its General Partner

By:   BCA Associates Limited Partnership,

          its General Partner

By:   C&M Management, Inc.,

          its General Partner

Date: May 3, 2018	By:	/s/ John P. Manning John P. Manning President